UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 3, 2003 (April 3, 2003)
(Date of Report (Date of Earliest Event Reported))

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)	10019 (Zip Code)

(212) 413-1800 (Registrant's telephone number, including area code)

None (Former name, former address and former fiscal year, if applicable)

Item 5.    Other Events

        EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

        On April 3, 2003, we announced that our Board of Directors has authorized a $500 million increase in our share repurchase program.  A copy of the press release announcing such increase in our share repurchase program is attached as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

Item 7.    Exhibits

        See Exhibit Index.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
	By:	/s/ ERIC J. BOCK Eric J. Bock Executive Vice President and Corporate Secretary

Date: April 3, 2003

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated April 3, 2003 (April 3, 2003)

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release issued by Cendant Corporation on April 3, 2003, announcing a $500 million increase in its share repurchase program.